                                                                    EXHIBIT 99.1




[GENOMIC SOLUTIONS LETTERHEAD]


                   GENOMIC SOLUTIONS REPORTS INCREASED REVENUE

           --STRENGTHENS DISTRIBUTION RELATIONSHIP WITH PERKINELMER--

ANN ARBOR, MICH. (APRIL 19, 2001) - GENOMIC SOLUTIONS INC. (NASDAQ NM: GNSL), a leading global supplier of automated solutions for genomic and proteomic research, today announced financial results for the three months ended March 31, 2001 and a strengthened distribution agreement with its marketing partner, PerkinElmer, Inc. (NYSE: PKI).

Revenue for the first quarter of 2001 reached $4.4 million, up 10% over $4.0 million in the first quarter of 2000. Net loss for the three months ended March 31, 2001, was $3.0 million, or $0.12 per share, compared with a net loss of $3.9 million, or $1.14 per share, for the quarter ended March 31, 2000. Loss per share for fiscal 2000 excludes a non-cash common stock warrant charge of $2.3 million, and a non-cash deemed dividend on issuance of preferred stock of $8 million. Including such charges, the net loss attributable to common stockholders for the first quarter of 2000 was $4.14 per share.

"While our financial results for the quarter were below our expectations, we remain confident about our growth prospects and the value we are creating through successful implementation of our business plan," stated Jeffrey S. Williams, President and CEO of Genomic Solutions. "We were pleased with the revenue generated by our direct sales efforts in the United States and Japan, but we were disappointed with sales in Europe and the rest of Asia, which caused us to miss expectations for the quarter. Revenues generated by Genomic Solutions direct sales force in the United States remained strong with an increase of 55% in the first quarter of 2001 as compared to the first quarter of 2000," Mr. Williams continued.

PerkinElmer has been the exclusive distributor of Genomic Solutions products outside the United States, Japan and the United Kingdom since December 1999. Mr. Williams continued, "Although we were disappointed with first quarter sales, we believe PerkinElmer will be able to build significant sales and support capability for our products for the long term. We remain convinced that PerkinElmer is the best distribution partner in these markets and we are


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committed to working with them to maximize the sales potential for our products outside of the United States and Japan. Therefore, we are pleased that we have modified our current distribution agreement with PerkinElmer to enhance and expand the distribution of our products. We believe this enhanced agreement will enable PerkinElmer to more effectively sell and support Genomic Solutions products following a relatively short transition period."

As part of the expanded agreement, PerkinElmer will assume sales, marketing and support responsibility for the United Kingdom, while Genomic Solutions will maintain its direct distribution, sales and support activities in the United States and Japan. In addition, PerkinElmer has agreed to stricter minimum sales requirements as part of the amended distribution agreement, which has now been extended through December 31, 2002.

In addition, PerkinElmer will sell Genomic Solutions' GeneMAP(TM) preprinted microarrays worldwide. Shannon Richey, Genomic Solutions' Vice President, Genomic Business Unit commented, "We are pleased PerkinElmer Life Science will sell GeneMAP arrays in cooperation with our direct sales representatives in the United States and Japan. PerkinElmer has a large, global sales force in these markets dedicated to selling microarrays and associated consumables that we believe will lead to incremental GeneMAP sales."

According to Patrik O. Dahlen, President of PerkinElmer Life Sciences, "We believe Genomic Solutions has developed a very broad and competitive range of DNA microarray and proteomic systems and products. I am pleased with the enhanced distribution relationship."

As a result of these recent developments, Genomic Solutions expects revenues for the second quarter of 2001 to grow approximately 20% as compared to the second quarter of 2000, and revenues for the third and fourth quarter of 2001 to grow between 40% and 50% as compared to 2000. In addition, the Company projects a net loss per share for the remainder of the fiscal year as follows; for the second quarter between $0.10 and $0.12 net loss per share, excluding the accounting effect of the repurchase of approximately 69% of the total shares of Genomic Solutions common stock held by PerkinElmer; for the third quarter between $.06 and $.08 net loss per share; and for the fourth quarter 2001 between $.04 and $.07 net loss per share.

Genomic Solutions Inc. designs, develops, manufactures, markets and sells instruments, software, consumables and services used to determine the activity level of genes and to isolate, identify and characterize proteins.

The Company will hold a conference call to discuss these results beginning at 12:00 noon Eastern Time Tuesday, April 24, 2001. Individual investors are invited to listen to the conference call over the Internet at


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www.genomicsolutions.com. In addition, a replay will be available at the company's website beginning shortly after the call has ended.

Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a high degree of risk and uncertainty that exist in the Company's operations and business environment. Such statements are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could affect actual events or results include risks associated with performance under the Company's agreements with third parties, research and development progress, competitive products and the strength of the Company's patent portfolio. These factors and others are more fully described under "Risk Factors" in Genomic Solutions' Form 10-K for the year ended December 31, 2000 and in Genomic Solutions other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates for revisions to any forward looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.



                               (tables to follow)

                             GENOMIC SOLUTIONS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                    MARCH 31,        DECEMBER 31,
                                                                      2001               2000
                                                                  (UNAUDITED)         (AUDITED)
                                                                  -----------       ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                       $33,841            $40,159
    Accounts receivable, net                                          6,049              7,788
    Inventories                                                       6,707              5,734
    Prepaid expenses and other                                          866              1,114
                                                                    -------            -------
      Total current assets                                           47,463             54,795


 Property and equipment, net                                          4,698              4,735
 Other long-term assets                                               5,495              5,694
                                                                    -------            -------
              Total assets                                          $57,656            $65,224
                                                                    =======            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long-term debt                               $   744            $   754
    Accounts payable and accrued liabilities                          7,032              9,778
    Deferred revenue                                                    256                293
                                                                    -------            -------
      Total current liabilities                                       8,032             10,825


LONG-TERM LIABILITIES:
    Long-term debt, less current portion                              1,020              1,202
    Other long-term liabilities                                          70              1,208
                                                                    -------            -------
             Total long-term liabilities                              1,090              2,410


 STOCKHOLDERS' EQUITY:
     Total stockholders' equity                                      48,534             51,989
                                                                    -------            -------
              Total liabilities and stockholders' equity            $57,656            $65,224
                                                                    =======            =======

                             GENOMIC SOLUTIONS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                2001                   2000
                                                                             (UNAUDITED)             (UNAUDITED)
                                                                             -----------------------------------
Revenue                                                                       $ 4 ,379               $  3,995

Costs and expenses:
   Cost of revenue                                                               2,425                  2,004
   Selling, general and administrative                                           3,361                  2,620
   Research and development                                                      1,981                  1,125
                                                                              --------               --------
         Total costs and expenses                                                7,767                  5,749
                                                                              --------               --------

Loss from operations                                                            (3,388)                (1,754)

Other income (expense), net                                                        480                 (1,090)
                                                                              --------               --------
Loss before taxes and extraordinary loss                                        (2,908)                (2,844)

Income taxes                                                                        79
                                                                              --------               --------
Loss before extraordinary loss                                                  (2,987)                (2,844)

Extraordinary loss on extinguishment of subordinated debt                                               1,050
                                                                              --------               --------
Net loss                                                                        (2,987)                (3,894)
Non-cash common stock warrant charge                                                                    2,297
Deemed dividend upon issuance of series P preferred stock                                               8,000

Net loss attributable to common stockholders                                  $ (2,987)              $(14,191)
                                                                              ========               ========

Net loss per share:
------------------
Net loss per share                                                            $  (0.12)              $  (1.14)
                                                                              ========               ========
Net loss per share attributable to common stockholders                        $  (0.12)              $  (4.14)
                                                                              ========               ========

Weighted average shares outstanding                                             25,032                  3,429
                                                                              ========               ========




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